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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Republic Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF REPUBLIC BANCORP, INC.

April 17, 2002

To our shareholders:

        You are cordially invited to attend this year's annual meeting of shareholders of Republic Bancorp, Inc. The following are details for the meeting:

Place:	Republic Bank Building 9600 Brownsboro Road Louisville, Kentucky 40241
Time:	10:00 a.m., EDT
Date:	April 17, 2002
Items on the agenda:
1. To elect nine (9) directors; and
2. To transact such other business as may properly come before the meeting.
Record date: The close of business on March 1, 2002 is the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting.

        Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy. If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

                      Very truly yours,

                      Steven E. Trager
                      President and Chief Executive Officer

Approximate date of mailing to shareholders: March 15, 2002

REPUBLIC BANCORP, INC.
601 West Market Street
Louisville, Kentucky 40202

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Republic Bancorp, Inc. The proxies will be voted at the annual meeting of shareholders of Republic Bancorp on April 17, 2002, and at any adjournments of the meeting.

        This proxy statement and the enclosed proxy are first being sent to shareholders on or about March 15, 2002. As used in this proxy statement, the terms "we," "our," "Republic Bancorp," "Republic" and the "Company" refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

        Record date.    You are entitled to notice of and to vote at the annual meeting if you held of record shares of our Class A Common Stock or Class B Common Stock at the close of business on March 1, 2002. On that date, 14,288,787 shares of Class A Common Stock and 2,068,343 shares of Class B Common Stock were issued and outstanding for purposes of the annual meeting.

        Voting rights.    Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to 10 votes, both with cumulative voting rights in the election of directors. Based on the number of shares outstanding on the record date, the shares of Class A Common Stock are entitled to an aggregate of 14,288,787 votes, and the shares of Class B Common Stock are entitled to an aggregate of 20,683,430 votes at the annual meeting.

        Voting in the election of directors.    In electing directors, each shareholder has the number of votes equal to

  •
  the number of votes the shareholder is entitled to cast at the annual meeting, based on the number of shares of Class A Common Stock (each with one vote) and Class B Common Stock (each with ten votes) held on the Record Date, multiplied by

  •
  the number of directors to be elected.

        You may cumulate your votes and cast all of your votes for one nominee or may distribute such votes among as many nominees as you choose. Shares represented by proxies in the accompanying form may be voted cumulatively, as discussed below under "PROPOSAL 1: ELECTION OF DIRECTORS." The nine (9) nominees receiving the most votes at the annual meeting will be elected as directors.

        Voting by proxy.    If a proxy on the accompanying form is properly executed, returned to Republic Bancorp and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy. If no instructions are given, the shares represented will be voted for the director nominees named in this proxy statement, with the discretionary authority discussed below under "PROPOSAL 1: ELECTION OF DIRECTORS." The board of directors at present knows of no other business to be brought before the annual meeting. However, persons named in the enclosed proxy, or their substitutes, will have discretionary authority to vote on the transaction or any other business which may properly come before the annual meeting and any adjournment thereof, and will vote the proxies in accordance with recommendations of the board of directors.

        A shareholder may attend the annual meeting even though he or she has executed a proxy. A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of Republic Bancorp or by delivering a later dated proxy or by the vote of the shareholder in person at the annual meeting.

        Quorum requirements and counting votes.    The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker nonvotes will be counted as being present or represented at the annual meeting for the purpose of establishing a quorum but will not have an effect on the outcome of the vote in the election of directors or any other matter determined by a plurality vote.

SHARE OWNERSHIP

        The following table reflects certain information regarding the beneficial ownership of the outstanding shares of Republic Bancorp as of the record date for the annual meeting, based on information available to the board of directors. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed "Class A Common" does not reflect the shares of Class A Common Stock issuable upon conversion of the Class B Common Stock. Information is included for

  (1)
  persons who own more than 5% of the Class A Common Stock or the Class B Common Stock outstanding on the record date,

  (2)
  directors and nominees,

  (3)
  the five executive officers of Republic Bancorp who received the highest total salary and bonus during 2001 (the "named executive officers"), and

  (4)
  officers and directors of Republic Bancorp as a group.

Unless indicated otherwise, Republic Bancorp believes that each person named below has the sole power to vote and dispose of the voting securities beneficially owned by such person. Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares. Officers, directors and nominees as a group (11 persons) hold 69% of the combined voting power of the Class A and Class B Common Stock.

							Class A and Class B Common Combined
	Class A Common			Class B Common
Name
	Shares		Percent	Shares		Percent	Shares	Percent
Five Percent Shareholders:
Bernard M. Trager 601 West Market Street Louisville, Kentucky 40202	7,310,280	(1)	51.1%	1,545,858	(2)	74.7%	8,856,138	54.1%
Steven E. Trager 601 West Market Street Louisville, Kentucky 40202	6,700,585	(3)	46.8	898,678	(4)	43.5	7,599,263	46.4
Scott Trager 601 West Market Street Louisville, Kentucky 40202	6,683,416	(5)	46.7	917,300	(6)	44.4	7,600,716	46.4
Sheldon Gilman, Trustee for the grandchildren of Bernard M. Trager 400 West Market Street Suite 2200 Louisville, Kentucky 40202	6,566,736	(7)	45.9	883,678	(8)	42.7	7,450,414	45.5
Teebank Family Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	5,903,612	(9)	41.2	763,984	(9)	36.9	6,667,596	40.7
Jaytee Properties Limited Partnership7413 Cedar Bluff Court Prospect, Kentucky 40059	620,784	(9)	4.3	119,694	(9)	5.8	740,478	4.5
Directors, Nominees and Named Executive Officers:
Charles E. Anderson	54,490	(10)	*	1,000	(11)	*	55,490	*
Larry M. Hayes	292,228	(12)	2.0	4,694		*	296,922	1.8
Bill Petter	351,177	(13)	2.5	4,000	(14)	0.2	355,177	2.2
Sandra Metts Snowden	15,844	(15)	*	—			15,844	*
R. Wayne Stratton	13,900	(16)	*	1,700	(17)	*	15,600	*
Samuel G. Swope	39,251	(18)	*	5,694		*	44,945	*
Bernard M. Trager	7,310,280	(1)	51.1	1,545,858	(2)	74.7	8,856,138	54.1
Scott Trager	6,683,416	(5)	46.7	917,300	(6)	44.4	7,600,716	46.4
Steven E. Trager	6,700,585	(3)	46.8	898,678	(4)	43.5	7,599,263	46.4
Kevin Sipes	7,067	(19)	*	200		*	7,267	*
Executive Officers, Directors and Nominees as a group (10 persons)	7,895,844		55.2%	1,611,768		77.9%	9,507,612	58.0%

*
Less than .5%

(1)
Includes 5,903,612 shares held of record by Teebank Family Limited Partnership ("Teebank") and 620,784 shares held of record by Jaytee Properties Limited Partnership ("Jaytee"). Bernard Trager is a general and limited partner and Jean Trager, his wife, is a limited partner of both Teebank and Jaytee. Bernard Trager shares investment power over the shares held of record by Teebank and Jaytee with Steven Trager. Also includes 232,808 unallocated shares held of record by Republic Bancorp's Employee Stock Ownership Plan ("ESOP"), of which Bernard Trager is a member of the Administrative Committee. Bernard Trager shares voting power over the shares held of record by the ESOP with Bill Petter and Larry Hayes. Also includes 100,323 shares held of record by Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code of which Bernard Trager is a director. Bernard Trager shares voting and investment power over these shares with Mrs. Trager, Steven Trager, and Shelley Trager Kusman. Also includes 830 shares allocated to Bernard Trager under the ESOP.

(2)
Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Bernard Trager is a general and limited partner and Jean Trager, his wife, is a limited partner of both Teebank and Jaytee. Bernard Trager shares investment power over the shares held of record by Teebank and Jaytee with Steven Trager. Also includes 117,454 shares owned by Jean Trager, with whom Bernard Trager shares voting and investment power.

(3)
Includes 5,903,612 shares held of record by Teebank and 620,784 shares held of record by Jaytee. Steven Trager is a general and limited partner of both Teebank and Jaytee. Trusts for the benefit of, among others, Steven Trager, his wife and his two minor children are limited partners of both Teebank and Jaytee. Steven Trager shares investment power over the shares held of record by Teebank and Jaytee with Bernard Trager, and he shares voting power over the shares held of record by Teebank and Jaytee with Scott Trager and Sheldon Gilman, as trustee. Includes 5,000 shares held by Steven Trager's wife. Includes 100,323 shares held of record by Trager Family Foundation, a charitable foundation organized pursuant to Section 501(c)(3) of the Internal Revenue Code. Steven Trager shares voting and investment power over these shares with Jean Trager, Bernard Trager, and Shelley Trager Kusman. Also includes 866 shares allocated to Steven Trager under the ESOP and 5,000 shares held in a 401(k) plan.

(4)
Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Steven Trager is a general and limited partner of both Teebank and Jaytee. Trusts for the benefit of, among others, Steven Trager, his wife and his two minor children are limited partners of both Teebank and Jaytee. Steven Trager shares investment power over the shares held of record by Teebank and Jaytee with Bernard Trager, and he shares voting power over the shares held of record by Teebank and Jaytee with Scott Trager and Sheldon Gilman, as trustee. Also includes 1,000 shares held in a 401(k) plan.

(5)
Includes 5,903,612 shares held of record by Teebank and 620,784 shares held of record by Jaytee. Scott Trager is a limited partner of both Teebank and Jaytee. Scott Trager shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Sheldon Gilman, as trustee. Includes 16,906 shares held of record by a family trust of which Scott Trager is a co-trustee and a beneficiary. Also includes 866 shares allocated to Scott Trager under the ESOP and 17,138 shares held in a 401(k) plan.

(6)
Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Scott Trager is a limited partner of both Teebank and Jaytee. Scott Trager shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Sheldon Gilman, as trustee. Includes 3,380 shares held of record by a family trust of which Scott Trager is a co-trustee and a beneficiary. Also includes 980 shares held in a 401(k) plan.

(7)
Includes 5,903,612 shares held of record by Teebank and 620,784 shares held of record by Jaytee. Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard Trager. Sheldon Gilman shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Scott Trager. Also includes 32,340 shares owned by Mr. Gilman's wife.

(8)
Includes 763,984 shares held of record by Teebank and 119,694 shares held of record by Jaytee. Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard Trager. Sheldon Gilman shares voting power over the shares held of record by Teebank and Jaytee with Steven Trager and Scott Trager.

(9)
Teebank and Jaytee are limited partnerships of which Bernard Trager and Steven Trager are general and limited partners. The shares of Common Stock beneficially owned by Teebank and Jaytee are also shown in the above table as being beneficially owned by Bernard Trager, Steven Trager, Scott Trager and Sheldon Gilman, trustee, who share voting and/or investment power over the shares held by the partnerships. The following table provides information about the units of Teebank and Jaytee owned by directors and officers of Republic Bancorp. The number of units owned by the partners of Teebank and Jaytee are identical in each partnership.

Name	Number of Units		Percent of Outstanding
Bernard M. Trager	1,056,919	(a)	52.8%
Steven E. Trager	514,323	(b)	25.7
Scott Trager	4,407

  a)
  Includes 548,459 units held by Bernard Trager's wife, Jean Trager.

  b)
  Includes 283,044 units held in a revocable trust and 146,108 units held for the benefit of Steven Trager's minor children; also includes 85,171 shares held in an irrevocable trust for the benefit of, among others, Steven Trager, his wife and his minor children.

(10)
Includes 6,500 shares held jointly with his wife, over which Charles Anderson shares investment and voting power, and 11,250 shares that can be acquired upon conversion of Trust Preferred securities. Includes 1,000 shares of Class A Common Stock under currently exercisable options.

(11)
Shares held jointly with his wife, over which Charles Anderson shares investment and voting power.

(12)
Includes 2,350 shares held by his wife, 3,000 shares that can be acquired by Larry Hayes and 7,000 shares that can be acquired by his wife upon conversion of Trust Preferred securities, 1,000 shares held by Midwest Construction, a Kentucky corporation of which Mr. Hayes is a majority owner; and 16,000 shares held in BPH Partnership, a Kentucky limited liability partnership in which Larry Hayes is a limited partner. Larry Hayes shares investment and voting power over the shares held by his wife and BPH Partnership. Includes 1,000 shares of Class A Common Stock under currently exercisable options. Also includes 232,808 unallocated shares held of record by Republic Bancorp's Employee Stock Ownership Plan, of which Larry Hayes is a member of the Administrative and Investment Committees. As a member of the Administrative

  Committee, Larry Hayes shares voting power over these shares with Bernard Trager and Bill Petter, and, as a member of the Investment Committee, shares investment power over these shares with Michael Ricketts and Bill Petter.

(13)
Includes 232,808 unallocated shares held of record by Republic Bancorp's Employee Stock Ownership Plan, of which Bill Petter is a member of the Administrative and Investment Committees. As a member of the Administrative Committee, Bill Petter shares voting power over these shares with Bernard Trager and Larry Hayes, and, as a member of the Investment Committee, shares investment power over these shares with Michael Ricketts and Larry Hayes. Also includes 866 shares allocated to Bill Petter under the ESOP and 10,000 shares held in a 401(k) plan.

(14)
Includes 2,000 shares held in a 401(k) plan.

(15)
Includes 1,000 shares of Class A Common Stock under currently exercisable options.

(16)
Includes 3,500 shares held jointly with his wife and 9,400 shares held by his wife. Wayne Stratton shares investment and voting power over these shares. Includes 1,000 shares of Class A Common Stock under currently exercisable options.

(17)
Includes 700 shares held jointly with his wife and 1,000 shares held by his wife. Wayne Stratton shares investment and voting power over these shares.

(18)
Includes 5,000 shares that can be acquired upon conversion of Trust Preferred securities, which are held of record by Swope Enterprises Inc., L.P., a Kentucky limited liability partnership in which Samuel Swope is a limited partner. Also includes 1,000 shares of Class A Common Stock under currently exercisable options.

(19)
Includes 567 shares allocated to Kevin Sipes under the Employee Stock Ownership Plan (ESOP) and 5,000 shares of Class A Common Sstock under currently exercisable options.

PROPOSAL 1: ELECTION OF DIRECTORS

        Republic Bancorp's board of directors is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. Republic Bancorp's Bylaws provide for not less than 5 nor more than 15 directors. The number of directors is currently set at 9.

        In accordance with our Bylaws, the board of directors has fixed the number of directors to be elected at the annual meeting at 9. The Board has nominated for election as directors Bernard M. Trager, Steven E. Trager, Scott Trager, Bill Petter, Wayne Stratton, Larry Hayes, Samuel Swope, Charles Anderson and Sandra Metts Snowden. Each of the nominees is a current member of the board of directors.

        The board of directors has no reason to believe that any nominee for director will not be available for election. However, if any of the nominees should become unavailable for election,

and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the board of directors may recommend. In addition, if any shareholder(s) shall vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named below, or substitute nominees recommended by the board of directors, the holders of the proxies being solicited with this proxy statement will have the discretionary authority to vote cumulatively for some number less than all of the nominees named below or any substitute nominees, and for such persons nominated as they may choose.

        The following table gives the indicated information for each nominee and incumbent director and other executive officers who are listed in the compensation tables which follow but who are not nominees or incumbent directors:

Name and Principal Occupation for Past Five Years	Age	Director Since
Directors and Nominees:
Bernard M. Trager, serves as Chairman of Republic. Prior to 1998, he also served as CEO of Republic and as Chairman of Republic Bank & Trust Company, Republic Bancorp's principal banking subsidiary.	73	1974
Steven E. Trager, began serving as President and CEO of Republic and Chairman and CEO of Republic Bank & Trust Company in 1998, and as Chairman and CEO of Republic Bank & Trust Company of Indiana in May 2001. From 1994 to 1997 he served as Vice Chairman and from 1994 to 1998 as Secretary of Republic.	41	1988
Scott Trager, has served as Vice Chairman of Republic since 1994 and has served as President of Republic Bank & Trust Company since 1984. He also began serving as President of Republic Bank & Trust Company of Indiana in May 2001.	49	1990
Bill Petter, began serving as Vice Chairman and Chief Operating Officer of Republic during 1997. From 1995 to 1997 he served as Vice Chairman and Chief Financial Officer. He has served as Executive Vice President of Republic Bank & Trust Company since 1993 and served as Chief Financial Officer of Republic Bank & Trust Company from 1993 to 1997. He also began serving as Executive Vice President and Chief Operating Officer of Republic Bank & Trust Company of Indiana in May 2001.	52	1995
R. Wayne Stratton, is a partner in the CPA firm of Jones, Nale & Mattingly PLC.	54	1995
Larry M. Hayes, is president of Midwest Construction Company, Inc., Lexington, Kentucky.	53	1995
Samuel G. Swope, is the Chairman of Sam Swope Auto Group, Inc.	75	1998
Sandra Metts Snowden, is President of Metts Company, Inc., d/b/a Realty World, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm.	56	1999

Name and Principal Occupation for Past Five Years	Age	Director Since
Charles E. Anderson, is Chairman and part owner of Anderson Insurance and Financial Services, Inc. d/b/a the Anderson Group, Owensboro, Kentucky, which provides insurance and financial services.	64	1999
Non-Director Executive Officer:
Kevin Sipes has served as Chief Financial Officer of Republic Bancorp and Republic Bank & Trust Company since October 2000, and Republic Bank & Trust Company of Indiana since May 2001. He began serving as Chief Accounting Officer and Controller of Republic Bancorp in 2000. He joined Republic Bank & Trust Company in 1995 as an Assistant Vice President of Finance. Prior to joining Republic Bank & Trust Company, he served as a certified public accountant with Deloitte & Touche LLP.	30

        None of the directors or nominees holds any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

        Republic Bancorp's directors were elected at the most recent annual meeting of shareholders held on April 18, 2001, to a one year term. The Company's executive officers are selected by the board of directors and hold office at the discretion of the board of directors.

        Bernard M. Trager, Steven E. Trager and Scott Trager are relatives. Bernard M. Trager is the father of Steven E. Trager and the uncle of Scott Trager; Steven E. Trager and Scott Trager are cousins.

The Board of Directors and its Committees

        Republic Bancorp's board of directors has two (2) standing committees: the Audit Committee and the Compensation/Human Resources Committee. The board does not have a standing nominating committee or a committee performing similar functions.

        The Audit Committee, which is currently composed of Sandra Metts Snowden, Wayne Stratton, and Charles E. Anderson, held four meetings during 2001. Each of the members of the Audit Committee is independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards).

        Republic Bancorp's board of directors has adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee. As described in the charter, this committee, among other things, makes recommendations to the board of directors with respect to the selection and compensation of independent accountants;

the reviews and scope of audit arrangements; the independent accountants' suggestions for strengthening internal accounting controls; matters of concern to the committee, the independent accountants, or management relating to Republic Bancorp's financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic Bancorp's financial and accounting staff; the review of the activities and recommendations of Republic Bancorp's general auditor and compliance auditors; and the review of financial statements and other financial information published by Republic Bancorp.

        The Compensation/Human Resources Committee held one meeting during 2001. It is currently composed of Sandra Metts Snowden, Larry Hayes and Charles E. Anderson. This committee makes recommendations to the board of directors as to the amount and form of officer compensation. The Compensation/Human Resources Committee administers Republic Bancorp's 1995 Stock Option Plan and is authorized to grant stock options in accordance with the terms of that plan without further approval.

        The board of directors held six meetings during 2001. Each of the directors attended at least 75% of the total number of meetings of the board of directors and the committees on which such director served, except Mr. Swope, who attended four of six board meetings during 2001.

Directors Compensation

        Non-employee directors of Republic Bancorp receive director's fees of $1,350 for each board meeting attended and fees within the range from $250 to $475 for each committee meeting attended. Director Anderson is compensated for travel expenses. Total fees paid to directors of Republic Bancorp during 2001 for service as a director of Republic Bancorp were as follows:

Charles E. "Andy" Anderson	$10,100	(1)
Larry M. Hayes	9,775
Sandra Metts Snowden	9,750
R. Wayne Stratton	9,500
Samuel G. Swope	6,300

(1)
Includes reimbursement for travel expenses of $700.

See also the following discussion under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

CERTAIN INFORMATION AS TO MANAGEMENT

        The following table contains information concerning the compensation received by Republic Bancorp's Chief Executive Officer ("CEO") and the four most highly compensated executive officers of Republic Bancorp as of the fiscal year ended December 31, 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)		Long Term Compensation Awards
Name & Principal Position	Year	Salary	Earned Bonus(2)	Securities Underlying Options(#)	All Other Compensation
Bernard M. Trager Chairman and Director	2001 2000 1999	$410,000 360,000 300,000	$190,000 165,000 165,000		$69,050 59,037 73,085	(3)
Steven E. Trager President, CEO and Director	2001 2000 1999	$225,000 200,000 200,000	$100,000 75,000 75,000	5,000	$19,514 7,192 8,280	(3)
Scott Trager Vice Chairman and Director	2001 2000 1999	$225,000 200,000 200,000	$100,000 75,000 100,000	5,000 30,000	$17,787 7,192 8,280	(3)
Bill Petter Vice Chairman and Director	2001 2000 1999	$225,000 200,000 200,000	$100,000 80,000 75,000	5,000 30,000	$21,264 16,792 17,880	(3)
Kevin Sipes Executive Vice President, CFO and CAO	2001 2000 1999	$110,000 84,250 62,000	$35,000 22,500 20,000	3,750 7,500	$18,706 4,041 3,869	(3)

(1)
Each of the above-named executive officers received perquisites during 2001, 2000 and 1999 which were less than $50,000 in aggregate amount for each of those years.

(2)
Represents incentive bonuses awarded after year-end for achievement of corporate, individual and organizational objectives in fiscal years 2001, 2000 and 1999.

(3)
Includes matching contributions to 401(k) Retirement Plan, ($6,375 for Bernard M. Trager, $6,375 for Steven E. Trager, $6,375 for Scott Trager, $6,375 for Bill Petter and $5,329 for Kevin Sipes), amount paid on split dollar life insurance policy ($53,608 for Bernard M. Trager), and on life, medical and disability insurance policies ($3,982 for Bernard M. Trager and $8,087 each for Steven E. Trager and Scott Trager, $5,289 for Bill Petter and $3,777 for Kevin Sipes) and, for Mr. Petter and Mr. Sipes, an auto allowance of $9,600.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/share)	Expiration Date
					5%	10%
Steven E. Trager	5,000	2.6%	$6.81	01/25/07	$9,407	$20,788
Scott Trager	5,000	2.6	6.81	01/25/07	9,407	20,788
Bill Petter	5,000	2.6	6.81	01/25/07	9,407	20,788
Kevin Sipes	3,750	1.9	6.81	01/25/07	7,056	15,591

(1)
Represents shares of Class A Common Stock. No options to purchase shares of Class B Common Stock or stock appreciation rights ("SARs") were granted to the named executive officers in 2001. All options were granted at the closing sales price for the Class A Common Stock as reported on the NASDAQ National Market on the date of grant.

(2)
The dollar amounts under these columns are the results of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Class A Common Stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock options exercised depends on the future performance of the Class A Common Stock and overall market conditions, as well as the optionee's continued employment through the vesting period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

					Value of Unexercised In-the-Money Options at FY-End(3)
			Number of Securities Underlying Unexercised Options at FY-End
	Shares Acquired on Exercise (#)	Value Realized ($)(2)
Name and Class of Shares(1)			Exercisable	Unexercisable	Exercisabe	Unexercisable
Steven E. Trager
Class A Common Stock				15,000		$38,300
Class B Common Stock
Scott Trager
Class A Common Stock	25,000	$234,500		45,000		$266,600
Class B Common Stock	5,000	46,900
Bill Petter
Class A Common Stock	25,000	$136,750		45,000		$266,600
Class B Common Stock	5,000	27,350
Kevin Sipes
Class A Common Stock			5,000	23,750	$37,600	$115,450

(1)
No SARs were exercised by the named executive officers or held by them at year end.

(2)
Market price at time of exercise less exercise price.

(3)
Market value of underlying securities at December 31, 2001, $13.49, less exercise price.

Employment Contracts and Termination, Severance and Change of Control Arrangements

        The Bank entered into a death benefit agreement with Bernard M. Trager, which became effective September 10, 1996. This agreement provides for the payment of three years compensation to the estate of Bernard Trager in the event of death while a full-time employee of the Bank. The agreement terminates in the event of a change of control.

        Republic entered into officer compensation continuation agreements with each of Steven E. Trager, Scott Trager, and Bill Petter, which became effective January 1995, and with Kevin Sipes, which became effective in June 2001. These agreements provide for the payment of the executive officer's base salary and continuation of such executive officer's other employment benefits for up to a period of two years if, following a change in control, the executive officer terminates his employment for "Good Reason" or his employment is terminated other than pursuant to death or for "Cause," as defined in the agreements. In addition, any stock options or other similar rights will become immediately exercisable upon a change in control, which results in termination. For purposes of these agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the "Trager Family Members" (generally defined to include Bernard Trager,

Jean Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries) as a group or a reduction to less than 25% of the combined voting power of the stock held by the Trager Family Members. The agreements for Steven E. Trager, Scott Trager and Bill Petter expired on December 31, 2000; however, as of December 31, 2000, and on each anniversary of that date the agreements were and will be extended for two additional years unless Republic Bancorp gives notice that it elects not to extend. The agreement for Kevin Sipes expires December 31, 2004 and will be extended for two additional years unless Republic Bancorp gives notice that it elects not to extend.

PERFORMANCE GRAPH

        The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) on Republic Bancorp's Class A Common Stock as compared to the S&P 500 and the Nasdaq Bank Stocks Index. The graph covers the period beginning July 21, 1998, the date Republic Bancorp's Class A Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, and ending December 31, 2001.

        Note:    The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	July 21, 1998	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001
Republic Bancorp Class A Common Stock	$100.00	$99.26	$66.68	$49.08	$109.07
NASDAQ Bank Stocks	$100.00	$94.00	$90.58	$103.40	$111.94
S&P 500	$100.00	$106.27	$128.89	$117.36	$103.52

AUDIT COMMITTEE REPORT

        The Audit Committee has furnished the following report:

        It is the responsibility of management to prepare the financial statements and the responsibility of Crowe, Chizek and Company LLP, Republic Bancorp's independent auditors, to audit the financial statements in accordance with auditing standards generally accepted in the United States of America. The Audit Committee has adopted a written charter and the functions and responsibilities of the Audit Committee are described in the charter of the Audit Committee.

        In connection with its review of Republic Bancorp's financial statements for 2001, the Audit Committee:

  •
  has reviewed and discussed the audited financial statements with management;

  •
  has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380); and

  •
  has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence.

        The Audit Committee also discussed with management and the independent auditors the quality and adequacy of Republic Bancorp's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

        Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Republic Bancorp's Annual Report on Form 10-K for the year ended December 31, 2001.

Members of the Audit Committee:

Charles E. "Andy" Anderson
Sandra Metts Snowden
Wayne Stratton

COMPENSATION COMMITTEE REPORT

        Under rules established by the SEC, the Compensation Committee is required to disclose: (1) the Committee's compensation policies applicable to Republic Bancorp's executive officers; (2) the relationship of executive compensation to corporate performance; and (3) the Committee's basis for determining the compensation of Republic Bancorp's Chief Executive Officer ("CEO"). Pursuant to those requirements, the Committee has prepared this report for inclusion in the Proxy Statement.

        The Compensation Committee is established as a separate committee of the board of directors of Republic Bancorp. The Compensation Committee of the board of directors of Republic Bancorp consisting of Larry Hayes, Sandra Metts Snowden and Charles E. "Andy" Anderson was responsible for establishing compensation, compensation policies of the chairman and other selected key executive officers (collectively "key executives") of the Bank. Republic does not separately compensate each of the key executive officers of the Bank that is also an executive of the Company. The chairman of the board and the CEO played a significant role in determining key executive compensation. The compensation packages, consisting of salary, bonus, stock options and other employee benefits, were intended to be competitive in the marketplace, and provide incentives to meet and exceed individual and corporate performance goals.

        As in prior years, performance appraisals were completed on each key executive except the chairman. The chairman's compensation is tied more closely to the profitability of Republic Bancorp than to any other performance factor. The purpose of the performance appraisals for the remaining key executives is to provide, as objectively as possible, a documented method for reviewing their job performance, an appraisal of their potential to be assigned projects of enhanced responsibility and to provide a written development plan with specific goals and objectives that will promote further professional development while providing motivation for superior future performance. Specific quantitative goals (financial goals) that were established for each key executive for the year may be tied to operating profits, growth in loans, deposits and fees, as well as expense control and reduction.

        General performance goals may include special projects related to Republic Bancorp's strategic plan, expansion opportunities, unique marketing opportunities, customer satisfaction, operation efficiencies, business referrals and community involvement. The Committee also considers certain subjective considerations of management effectiveness, maintenance of regulatory compliance standards and professional leadership. Each key executive's compensation for the next fiscal year, other than the chairman, is also determined by evaluating the degree to which the respective key executive has attained his or her written goals and objectives.

        Republic Bancorp participates in various local and national compensation surveys for key executives. These surveys are utilized only as a general guideline for establishing the key executives' level of compensation. The Committee recognizes that compensation to key executives should be reasonably representative of that typically offered in Republic Bancorp's market area in order to attract, motivate, reward and retain key executives. The Committee's philosophy is to provide compensation to key executives that is not only competitive with that of comparable institutions, but that also provides retention incentive for the highly skilled management necessary to ensure the long-term success of the Company.

        The Compensation Committee has the responsibility of assuring that the compensation for the key executives is appropriate. The Committee requires that there be a specific relationship between executive compensation and the performance of Republic, but it also recognizes additional factors beyond financial performance such as salaries paid to peers, attainment of non-financial corporate objectives and other factors which act to contribute to shareholder value. The achievement of both annual and long-term corporate objectives is considered, with the emphasis being placed on annual performance. Recommendations of the chairman and CEO are expected to continue to be important to the Committee's deliberations.

        The Committee is also responsible for the overall administration of the stock option program and other benefit programs. The Corporation's stock option program provides for the granting of options to those employees that have demonstrated superior performance and who are deemed by the Committee to be important to the Company's future success, with a view toward maximizing shareholder value.

        The Compensation Committee approved the key executive compensation packages for the year 2002 on January 10, 2002.

Members of the Compensation Committee:

Larry M. Hayes
Sandra Metts Snowden
Charles E. "Andy" Anderson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Certain directors and executive officers, including certain members of the Compensation/ Human Resources Committee and members of their immediate families and affiliates, were clients of and had transactions with Republic during 2001. Transactions which involved loans or commitments by Republic were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

        Republic Bancorp has a relationship with Insbank, a 50%-owned subsidiary of The Anderson Group, pursuant to which the Bank provides life, accident, health and long term care insurance referrals. The agency provides supervision and training of independent insurance agents and shares a portion of the commission income with the Bank for the insurance sold through that agency. Charles E. "Andy" Anderson, a director of Republic Bancorp, is Chairman and part owner of The Anderson Group. The amount of commission earned by Republic was $28,000 during 2001.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

        Leasing Arrangements.    Within the Louisville, Kentucky, metropolitan area, the Bank leases space in buildings owned by Bernard M. Trager, Chairman of Republic Bancorp, and Jean Trager, his wife, and partnerships in which they own controlling interests, including Jaytee, a shareholder of Republic Bancorp. Relatives of Bernard M. Trager, including Steven E. Trager and Scott Trager, directors and executive officers of Republic Bancorp, are also partners in Jaytee. See notes to the table under "SHARE OWNERSHIP". The buildings include Republic Corporate Center, which serves as both Republic's main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by TEECO Properties, which is owned by Bernard M. Trager. Also included are the Hurstbourne Parkway, Bardstown Road and Springhurst banking centers, as well as the Clarksville, Indiana banking center, which are all owned and leased by Jaytee. Under certain of these lease arrangements, Republic has been responsible for the fit-up and certain completion costs for the leased facilities. Altogether, these affiliates currently lease approximately 92,000 square feet and the Bank pays approximately $123,000 per month, in rent, with lease terms expiring between 2002 and 2008.

        Each of the above transactions was obtained on terms comparable to those which could have been obtained from an unaffiliated party.

        Relationships With Directors.    J. Michael Brown, who serves as one of the directors of Republic Bank & Trust Company, is a partner in a local law firm that provides legal services to the Company. Fees paid by Republic to this firm totaled $74,000 in 2001.

        Indebtedness of Management.    Federal banking laws require that all loans or extensions of credit by the Bank to its executive officers and directors be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to Bank directors must be approved in advance by a majority of the disinterested members of the board of directors.

        During 2001, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with the Bank. All loans included in such transactions were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, directors and executive officers of Republic had loans outstanding of $21.6 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Republic Bancorp's officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the SEC. Officers and directors are required by SEC regulation to furnish Republic Bancorp with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, Republic Bancorp believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies by the board of directors will be borne by Republic. Some of Republic Bancorp's directors and officers who will receive no additional compensation may solicit proxies in person, and by telephone, telegraph, telecopier, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

INDEPENDENT PUBLIC ACCOUNTANTS

        At its meeting held on January 10, 2002, the board of directors adopted the recommendation of the Audit Committee and selected Crowe, Chizek and Company LLP to serve as Republic Bancorp's independent public accountants and auditors for the fiscal year ending December 31, 2002. Crowe, Chizek and Company LLP has served as Republic's independent public accountants and auditors since the 1996 fiscal year.

        Representatives of Crowe, Chizek and Company LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001, and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $92,750.

Financial Information Systems Design and Implementation Fees

        No fees were billed for professional services rendered in connection with the design and/or implementation of the Company's financial information systems by Crowe, Chizek and Company LLP for the year ended December 31, 2001.

All Other Fees

        The aggregate fees billed for services rendered by Crowe, Chizek and Company LLP, other than the services covered under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees", above, for the year ended December 31, 2001, were $334,919.

        The Audit Committee of the board of directors has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees", above, is compatible with maintaining the principal accountant's independence.

OTHER MATTERS

        The board of directors does not know of any matters to be presented at the annual meeting other than as specified above. If, however, any other matters should come before the annual meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

        Shareholders who desire to present proposals at the 2003 annual meeting of shareholders must forward them in writing to the President of Republic Bancorp so that they are received no later than November 15, 2002, in order to be considered for inclusion in Republic Bancorp's proxy statement for such meeting. Shareholder proposals submitted after January 29, 2003, will be considered untimely, and the proxy solicited by Republic for next year's annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

        Republic Bancorp's 2001 Annual Report to Shareholders is enclosed with this proxy statement. The 2001 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

        Any shareholder who wishes to obtain a copy, without charge, of Republic Bancorp's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, which includes financial statements and financial statement schedules, which is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, the Corporate Secretary at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Michael A. Ringswald, Secretary

Louisville, Kentucky
March 15, 2002

Please mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering to the Secretary of Republic Bancorp a written revocation of the proxy.

Republic Bancorp, Inc.

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	A B C 1 2 3 X	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A    Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold		For	Withhold		For	Withhold
01 - Bernard M. Trager	☐	☐	05 - R. Wayne Stratton	☐	☐	09 - Charles E. Anderson	☐	☐
02 - Steven E. Trager	☐	☐	06 - Larry M. Hayes	☐	☐
03 - Scott Trager	☐	☐	07 - Sandra Metts Snowden	☐	☐
04 - Bill Petter	☐	☐	08 - Samuel G. Swope	☐	☐
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1. If no choice is specified, this proxy will be voted for the above-named nominees, with the discretionary authority contained in the proxy statement.

C    Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date this proxy and sign your name exactly as it appears hereon. Persons signing in a representative capacity, should indicate their capacity. A proxy for shares held in joint ownership should be signed by both owners.

Signature 1	Signature 2	Date (dd/mm/yyyy)
/ /

Proxy — Republic Bancorp, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Republic Bancorp, Inc. hereby nominates and appoints Larry M. Hayes and R. Wayne Stratton, with power to act without the other and with full power of substitution, as the undersigned's true and lawful attorney(s) to vote all of the Class A Common Stock and Class B Common Stock of Republic Bancorp, Inc. standing in the undersigned's name on the Corporation's books at the close of business on March 1, 2002 with all the powers the undersigned would possess if present in person, at the Annual Meeting of Shareholders to be held on April 17, 2002, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

QuickLinks

VOTING
SHARE OWNERSHIP
PROPOSAL 1: ELECTION OF DIRECTORS
CERTAIN INFORMATION AS TO MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION OF PROXIES
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
SHAREHOLDER PROPOSALS
ANNUAL REPORT